                      US SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                  SCHEDULE 14A

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]


Check the appropriate box:
[ ] Preliminary Proxy Statement
[x] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, for use of the Commission only (as permitted by Rule
    14a-6(e)(2)

                             LanVision Systems, Inc.
         ---------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

         ---------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


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[ ]  Fee paid previously with preliminary materials.

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     paid previously. Identify the previous filing by registration statement
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

                            LANVISION SYSTEMS, INC.
                          ONE FINANCIAL WAY, SUITE 400
                          CINCINNATI, OHIO 45242-5859

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 26, 1999

To the Stockholders of LanVision Systems, Inc.:

     You are cordially invited to attend the Annual Meeting of the Stockholders of LanVision Systems, Inc. to be held on May 26, 1999, at 9:30 a.m., Eastern Time, at the Pfeiffer Room of the Best Western Blue Ash Hotel & Conference Center, 5901 Pfeiffer Road, Cincinnati, Ohio 45242, for the following purposes:

        1. Election of four directors each to hold office until a successor is duly elected and qualified at the 2000 Annual Meeting of Stockholders or otherwise or until any earlier removal or resignation; and

        2. To transact such other business as may properly be brought before the meeting or any adjournment thereof.

     Only stockholders of record at the close of business on April 2, 1999 will be entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          J. BRIAN PATSY
                                          President and Chief Executive Officer

Cincinnati, Ohio
April 13, 1999

                                   IMPORTANT
A PROXY STATEMENT AND PROXY ARE SUBMITTED HEREWITH. AS A STOCKHOLDER, YOU ARE URGED TO COMPLETE AND MAIL THE PROXY PROMPTLY WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON. THE ENCLOSED ENVELOPE FOR THE RETURN OF THE PROXY REQUIRES NO POSTAGE IF MAILED IN THE USA. STOCKHOLDERS OF RECORD ATTENDING THE MEETING MAY PERSONALLY VOTE ON ALL MATTERS WHICH ARE CONSIDERED IN WHICH EVENT THE SIGNED PROXIES ARE REVOKED. IT IS IMPORTANT THAT YOUR SHARES BE VOTED. IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO THE COMPANY OF FURTHER SOLICITATION, WE ASK YOUR COOPERATION IN MAILING YOUR PROXY PROMPTLY.

                            LANVISION SYSTEMS, INC.
                          ONE FINANCIAL WAY, SUITE 400
                          CINCINNATI, OHIO 45242-5859

                                PROXY STATEMENT

     The accompanying proxy is solicited on behalf of the Board of Directors ("Board") of LanVision Systems, Inc., a Delaware corporation ("Company" or "LanVision"), for use at the 1999 annual meeting of stockholders of the Company ("Annual Meeting"). The Annual Meeting will be held on May 26, 1999 at 9:30 a.m., Eastern Time, or any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Pfeiffer Room of the Best Western Blue Ash Hotel & Conference Center, 5901 Pfeiffer Road, Cincinnati, Ohio 45242. All holders of record of the Company's common stock, par value $.01 per share ("Common Stock"), on April 2, 1999, the record date, will be entitled to notice of and to vote at the Annual Meeting. At the close of business on the record date, the Company had 8,814,520 shares of Common Stock outstanding and entitled to vote. A majority, or 4,407,261, of these shares of Common Stock will constitute a quorum for the transaction of business at the Annual Meeting.

     The proxy card, this Proxy Statement, and the Company's 1998 Annual Report to Stockholders will be mailed to stockholders on or about April 24, 1999.

VOTING RIGHTS AND SOLICITATION OF PROXIES

     Stockholders are entitled to one vote for each share of Common Stock held. Shares of Common Stock may not be voted cumulatively.

     The shares represented by all properly executed proxies which are timely sent to the Company will be voted as designated and each proxy not designated will be voted affirmatively. Any person signing a proxy in the form accompanying this Proxy Statement has the power to revoke it at any time before the shares subject to the proxy are voted by notifying the Corporate Secretary of the Company in writing or by attendance at the meeting and voting in person.

     The expense of printing and mailing proxy materials will be borne by the Company. In addition to the solicitation of proxies by mail, solicitation may be made by certain directors, officers, and other employees of the Company by personal interview, telephone, or facsimile. No additional compensation will be paid for such solicitation. The Company will request brokers and nominees who hold shares of Common Stock in their names to furnish proxy materials to beneficial owners of the shares and will reimburse such brokers and nominees for the reasonable expenses incurred in forwarding the materials to such beneficial owners.

     The Company's bylaws provide that the holders of a majority of all of the shares of Common Stock issued and outstanding and entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Shares that are voted "FOR", "AGAINST", "ABSTAIN", OR "WITHHELD", as applicable, with respect to a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting with respect to such matter. If a broker, bank, custodian, nominee, or other record holder of shares indicates on a proxy that it does not have the discretionary authority to vote certain shares on a particular matter ("broker non-vote"), then those shares will not be considered entitled to vote with respect to that matter, but will be counted in determining the presence of a quorum.

     All shares represented by valid proxies received prior to the Annual Meeting will be voted and, where a stockholder specifies by means of the proxy how the shares are to be voted with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If the stockholder fails to so specify, except for broker non-votes, the shares will be voted "FOR" the election of the Board's nominees as directors.

     J. Brian Patsy and Eric S. Lombardo, the co-founders and two of the directors of the Company, together beneficially own 4,440,000 shares of Common Stock, constituting a majority of the shares necessary for a quorum to transact business at the Annual Meeting. Blue Chip Capital Fund Limited Partnership ("Blue Chip") beneficially owns 746,000 shares of Common Stock. Z. David Patterson, one of the directors of the Company, is

Executive Vice President of Blue Chip Venture Company, the General Partner of Blue Chip. Messrs. Patsy and Lombardo, and Blue Chip have each indicated that they intend to vote for the election of all those nominated by the Board for election as directors. For information regarding the ownership of Common Stock by holders of more than five percent of the outstanding shares and by the management of the Company, see "Stock Ownership by Certain Beneficial Owners and Management."

     In accordance with Delaware Law, a list of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting at the Pfeiffer Room of the Best Western Blue Ash Hotel & Conference Center, 5901 Pfeiffer Road, Cincinnati, Ohio 45242, on May 26, 1999, and for ten days prior to the Annual Meeting, between the hours of 9:00 a.m. and 4:00 p.m. Eastern Time, at the office of the Transfer Agent, Fifth Third Bank, Corporate Trust Administration, 38 Fountain Square Plaza, Cincinnati, Ohio 45263.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

     At the Annual Meeting, the stockholders will elect four directors, comprising the entire membership of the Board, each to hold office until a successor is duly elected and qualified at the 2000 annual meeting of stockholders of the Company or otherwise or until any earlier resignation or removal. Shares represented by the accompanying proxy will be voted for the election of the four nominees recommended by the Board, unless the proxy is marked in such a manner as to withhold authority to vote or as to vote for one or more alternate candidates. All nominees for election are currently serving as members of the Board and have consented to continue to serve. If any nominee for any reason is unable to serve or will not serve, the proxies may be voted for such substitute nominee as the proxyholder may determine. The Company is not aware of any nominee who will be unable or unwilling to serve as a director.

     Provided a quorum is duly constituted at the Annual Meeting, the affirmative vote by the holders of a plurality of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors is required to approve the election of directors. An abstention is counted as a vote "AGAINST" and a broker non-vote and a withheld vote are not counted for purposes of electing the directors. A representative of the Company's Transfer Agent, Fifth Third Bank, will serve as inspector of election for the election of the directors.

NOMINEES FOR ELECTION AS DIRECTORS

     The following incumbent directors are being nominated by the Board for reelection to the Board: George E. Castrucci, Eric S. Lombardo, J. Brian Patsy, and Z. David Patterson. THE BOARD RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES.

     George E. Castrucci, age 61, was appointed to the Board in May, 1996. Prior to his retirement in March, 1992, he served as Chairman and Chief Executive Officer of Great American Broadcasting Company, a Cincinnati, Ohio based broadcasting company, and as President and Chief Operating Officer of its parent company, Great American Communications Company. Mr. Castrucci also currently serves as a director of Baldwin Piano & Organ Company, BMF Savings Bank, The Ohio National Fund, Inc., and ONE Fund, Inc.

     Eric S. Lombardo, age 46, is a co-founder of the Company and has served as Vice President and Director of the Company or its predecessor since the Company's or its predecessor's inception in October, 1989, and as Executive Vice President of the Company or its predecessor since May, 1990. Mr. Lombardo has over 24 years of experience in the information technology industry. From 1983 to 1990, Mr. Lombardo served as Major Account Executive for Wang Laboratories, Cincinnati, OH. In 1979, Mr. Lombardo established and managed the Cincinnati, Ohio office of Triad Systems, a wholesale distribution software company. Prior to 1979, Mr. Lombardo was employed by NCR Corporation in various capacities.

     J. Brian Patsy, age 48, is a co-founder of the Company and has served as President and Director of the Company or its predecessor since the Company's or its predecessor's inception in October, 1989. Mr. Patsy was appointed Chairman of the Board and Chief Executive Officer in March, 1996. Mr. Patsy has over 26 years of experience in the information technology industry. From 1988 to 1989, Mr. Patsy served as Branch Manager and District Marketing Manager for Wang Laboratories, Cincinnati, Ohio. From 1986 to 1988, Mr. Patsy served as

District Marketing Manager of Voice Products for Wang Laboratories. Prior to 1986, Mr. Patsy served twelve years in numerous engineering, sales, marketing, and executive management positions with AT&T, Ameritech and Ohio Bell Telephone Company.

     Z. David Patterson, age 62, has been an Executive Vice President of Blue Chip Venture Company, the general partner of Blue Chip Capital Fund Limited Partnership, since 1992. He has served as Director of the Company or its predecessor since December, 1994. From 1991 through 1992, Mr. Patterson served as Vice President of Recoll Management, a subsidiary of Fleet Financial Corporation. From 1983 to 1991, Mr. Patterson served as President of New England Capital Corporation, a subsidiary of Bank of New England.

     There are no family relationships among any of the above named nominees for director or among any of the nominees and any executive officers of the Company.

DIRECTOR COMPENSATION

     The Company currently pays Messrs. Castrucci and Patterson directors' fees of (i) $1,000 for each regularly scheduled Board meeting attended, and (ii) $1,000 per day for each special meeting or committee meeting attended on days when there are no Board meetings. Messrs. Patsy and Lombardo are officers of the Company and are not separately compensated as directors of the Company.

     Non-employee members of the Board are also eligible to participate in the Company's 1996 Non-Employee Directors Stock Option Plan (the "Directors Plan"). The Directors Plan provides for the granting of non-qualified stock options to directors who are not employees of the Company to enable the Company to attract and retain high quality non-employee directors. Options for a total of 100,000 shares of Common Stock may be granted under the Directors Plan prior to February 8, 2006. Options may be granted under the Directors Plan by the Company at such times as may be determined by the Board's Compensation Committee. Currently, 5,000 options have been granted under the Directors Plan to Mr. Castrucci. The Company also granted Mr. Castrucci an additional 5,000 options outside of the Directors Plan at the time he first agreed to serve as a director for the Company as further inducement for him to serve as a director.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

     The Board met 12 times during fiscal year 1998 and during that same period acted three times without a meeting by unanimous written consent. Standing committees of the Board currently include an audit committee and a compensation committee. The Board does not have a nominating committee.

     In fiscal year 1998, all directors attended all meetings of the Board and all committee meetings of the committees on which such directors served during the period for which each such director has been a director except Mr. Patterson did not attend one board meeting.

     The non-employee directors, Messrs. Patterson (Chairman) and Castrucci, are presently the members of the Audit Committee. The Audit Committee met two times during fiscal year 1998. The function of the Audit Committee is to review, with the Company's independent public accountants, the Company's management, and the Board, the Company's accounting practices and controls, financial and auditing issues, and financial reports, including recommending the Company's choice of independent public accountants, and to make recommendations on all such matters to the Board. The Audit Committee reviews the results of the examination of the Company's financial statements by the independent public accountants and the independent public accountant's opinion thereon.

     The non-employee directors, Messrs. Castrucci (Chairman) and Patterson, are presently the members of the Compensation Committee. The Compensation Committee met four times during fiscal year 1998. The Compensation Committee reviews the performance of and establishes the salaries and all other compensation of the Company's executive officers. The Compensation Committee also administers the Company's 1996 Employee Stock Option Plan, the Company's 1996 Non-Employee Directors Stock Option Plan, and the Company's 1996 Stock Purchase Plan and is responsible for recommending grants of stock options under such plans, subject to the approval of the Board.

          STOCK OWNERSHIP BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information, as of April 2, 1999, with respect to the beneficial ownership of Common Stock by: (i) each stockholder known by the Company to be the beneficial owner of more than 5% of Common Stock; (ii) each director; (iii) each Named Executive Officer listed in the Summary Compensation Table; and (iv) all directors and current executive officers as a group.

                                                                 SHARES
                                                              BENEFICIALLY      PERCENT
            NAME AND ADDRESS OF BENEFICIAL OWNER                OWNED(1)      OF CLASS(2)
            ------------------------------------              ------------    -----------
Blue Chip Capital Fund Limited Partnership(3)...............     746,000          8.46%
250 East 5th Street
Cincinnati, Ohio 45202
Awad Asset Management, Inc.(6)..............................   1,449,950         16.45%
250 Park Avenue, 2nd Floor
New York, NY 10177
The HillStreet Fund, L.P.(7)................................     750,000          7.84%
300 Main Street
Cincinnati, OH 45202
J. Brian Patsy..............................................   2,279,000         25.86%
One Financial Way, Suite 400
Cincinnati, Ohio 45242-5859
Eric S. Lombardo............................................   2,161,000         24.52%
One Financial Way, Suite 400
Cincinnati, Ohio 45242-5859
George E. Castrucci(4)......................................       8,750             *
Z. David Patterson(3).......................................     746,000          8.46%
Thomas E. Perazzo(5)........................................      66,840             *
All current directors and executive officers as a group (5
  persons)..................................................   5,261,590         59.20%

---------------

* Represents less than 1%.

(1) Unless otherwise indicated below, each person listed has sole voting and investment power with respect to all shares shown as beneficially owned, subject to community property laws where applicable. For purposes of this table, shares subject to stock options or warrants are considered to be beneficially owned if by their terms they may be exercised as of the date of mailing of this Proxy Statement or if they become exercisable within 60 days thereafter.

(2) These percentages assume the exercise of certain currently exercisable stock options and warrants.

(3) Mr. Z. David Patterson, a Director of the Company, is also Executive Vice President of Blue Chip Venture Company, the general partner of Blue Chip Capital Fund Limited Partnership. Mr. Patterson may be deemed to be the beneficial owner of such shares and shares investment power with the other officers of Blue Chip Venture Company.

(4) Includes 8,750 shares that are issuable upon the exercise of currently exercisable options.

(5) Includes 2,000 shares held of record by Mr. Perazzo's wife, and 64,840 shares that are issuable upon the exercise of currently exercisable options.

(6) Based on a Schedule 13G, filed with the Securities and Exchange Commission, dated February 12, 1999.

(7) Registrant has issued a warrant in connection with the issuance of a $6,000,000 Note to purchase 750,000 shares of Common Stock of the Company at $3.87 per share at any time after May 16, 1999 through July 16, 2008.

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table is a summary of certain information concerning the compensation earned during the last three fiscal years by the Company's Chief Executive Officer, the Company's two other executive officers and two former executive officers of the Company whose compensation would have required their inclusion in this table if they had still been executive officers of the Company as of January 31, 1999. These individuals are collectively referred to herein as the "Named Executive officers."

                           SUMMARY COMPENSATION TABLE

                                                                             LONG-TERM
                                                                            COMPENSATION
                                              ANNUAL COMPENSATION          --------------
                                        -------------------------------    STOCK OPTIONS        ALL OTHER
                                        SALARY(1)    BONUS     OTHER(2)      GRANTED(3)      COMPENSATION(4)
NAME AND PRINCIPAL POSITION(5)  YEAR       ($)        ($)        ($)            (#)                ($)
------------------------------  ----    ---------    ------    --------    --------------    ---------------
J. Brian Patsy                  1998     150,000     25,000      --            --                  --
Chairman of the Board, Chief    1997     150,000     25,000      --            --                  --
Executive Officer and           1996     150,000     25,000      --            --                  --
  President
Eric S. Lombardo                1998     148,000     25,000      --            --                  --
Executive Vice President        1997     148,000     25,000      --            --                  --
and Corporate Secretary         1996     148,000     25,000      --            --                  --
Thomas E. Perazzo               1998     120,000     40,000      --          7,000                 --
Chief Operating Officer, Chief  1997     120,000     35,000      --            --                  --
Financial Officer and           1996     120,000     25,000      --            --                  --
Treasurer
Robert F. Golden(6)             1998      62,292      8,125    99,918(8)       --                  --
Former Vice President and       1997     115,000     15,000      --            --                  --
Chief Technology Officer        1996     110,000     15,000    23,749(9)       --                  --
Alan J. Hartman(7)              1998      64,504      8,413    99,625(8)       --                  --
Former Vice President and       1997     115,000     15,000      --          10,000                --
General Counsel, and Corporate  1996     115,000     15,000      --          12,000                --
Secretary

---------------

(1) All amounts include amounts contributed by the officers to the Company's 401(k) plan. There was no Company contribution to the plan in any years reported.

(2) Does not include perquisites and other personal benefits, the aggregate amount of which with respect to each of the Named Executive Officers does not exceed the lesser of $50,000 or 10% of the total salary and bonus reported for that year.

(3) All amounts reflect the number of options to purchase Common Stock.

(4) Term life insurance premiums were paid by the Company for the benefit of each Named Executive Officer, but only to the extent that such premiums were paid by the Company for all of its employees.

(5) For additional information on Messrs. Patsy and Lombardo see Nominees for Election as Directors. Mr. Perazzo is 45 years old and serves in the position as noted above. All officers serve at the pleasure of the Board of Directors and are appointed annually to their current positions.

(6 )Mr. Golden was employed by the Company through August 5, 1998.

(7 )Mr. Hartman was employed by the Company through August 21, 1998.

(8 )Includes $97,500 of severance payments paid to both Mr. Golden and Mr.
    Hartman in accordance with the terms of their employment agreements.

(9 )Includes reimbursement of $17,776 for moving expenses, and reimbursement of health care and other expenses.

STOCK OPTIONS

     The following table sets forth information concerning the grant of stock options to each of the Named Executive Officers in fiscal year 1998.

                          OPTION GRANTS IN FISCAL YEAR

                                                                                           POTENTIAL REALIZABLE
                                                                                             VALUE AT ASSUMED
                                                                                               ANNUAL RATES
                                                                                              OF STOCK PRICE
                         NUMBER OF                                                             APPRECIATION
                           SHARES          % OF TOTAL                                       FOR OPTION TERM(3)
                         UNDERLYING      OPTIONS GRANTED      EXERCISE OR                  --------------------
                          OPTIONS        TO EMPLOYEES IN      BASE PRICE     EXPIRATION       5%         10%
         NAME             GRANTED      FISCAL YEAR 1998(1)     ($/SH)(2)        DATE         ($)         ($)
         ----            ----------    -------------------    -----------    ----------    --------    --------
J. Brian Patsy.........     0               0                    --             --           --          --
Eric S. Lombardo.......     0               0                    --             --           --          --
Thomas E. Perazzo......  7,000(4)          2.82    %           2.875          8-6-08       11,095      27,329
Robert F. Golden.......     0               0                    --             --           --          --
Alan J. Hartman........     0               0                    --             --           --          --

---------------

(1) Stock options exercisable into 248,000 shares of Common Stock were granted to all employees of the Company as a group during fiscal year 1998.

(2) Options were granted at an exercise price equal to the fair market value per share at the date of grant.

(3) Potential realizable values are net of exercise price, but before taxes associated with exercise. Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The assumed 5% and 10% rates of stock price appreciation are provided in accordance with rules of the U.S. Securities and Exchange Commission and do not represent the Company's estimate or projection of the future Common Stock price. Actual gains, if any, on stock option exercises are dependent on the future performance of Common Stock, overall market conditions and the option holders' continued employment through the vesting period. This table does not take into account any appreciation in the price of Common Stock from the date of grant to date. The closing price of Common Stock on March 31, 1999 was $2.06.

(4) These options were granted on August 7, 1998, are to vest at the rate of 33 1/3% on August 7, 1999, 2000 and 2001 and are to expire on August 6, 2008.

     The following table sets forth information with respect to the Named Executive Officers concerning exercises of options during fiscal year 1998 and unexercised options held as of the end of fiscal year 1998.

                 AGGREGATED OPTION EXERCISES IN FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                                                    NUMBER OF
                                                                   UNEXERCISED       VALUE OF UNEXERCISED
                                                                     OPTIONS             IN-THE-MONEY
                                                                    AT FISCAL             OPTIONS AT
                                   SHARES ACQUIRED     VALUE       YEAR-END (#)     FISCAL YEAR-END ($)(1)
                                     ON EXERCISE      REALIZED     EXERCISABLE/          EXERCISABLE/
                                         (#)            ($)       UNEXERCISABLE         UNEXERCISABLE
                                   ---------------    --------    --------------    ----------------------
J. Brian Patsy...................     0                0               0/0                 0/0
Eric S. Lombardo.................     0                0               0/0                 0/0
Thomas E. Perazzo................     0                0          44,894/36,946           0/0(2)
Robert F. Golden.................     0                0          59,778/10,000(3)    102,758/17,190
Alan J. Hartman..................     0                0               0/0                 0/0

---------------

(1) The closing market price for one share of Common Stock on January 31, 1999, the end of fiscal year 1998, was $2.719.

(2) None of the current outstanding options are in the money.

(3) Under the terms of the severance agreement with Mr. Golden, as further consideration, the options to acquire 89,760 shares granted to him pursuant to a letter agreement dated February 6, 1996, as amended and restated by the letter agreement dated May 1, 1996 were amended as follows: the number of options were reduced to 69,778, of which 59,778 of these options are fully vested and the remaining 10,000 options vested on February 1, 1999; the provision relating to the right to execute the options contingent upon the stock being valued at no less than $4.00 per share was deleted; and the options remain exercisable as long as Mr. Golden is employed directly as an employee or indirectly as a consultant, independent contractor, or similar relationship. Mr. Golden has entered into a consulting agreement with the company that extends through August 5, 2000.

EMPLOYMENT AGREEMENTS

     LanVision entered into employment agreements with Messrs. Patsy, Lombardo, and Perazzo in January 1996, and an extension of Messrs. Patsy and Lombardo in September 1998, and an extension of Mr. Perazzo in January 1999.

     Mr. Patsy's agreement extends through March 31, 2001 and provides that he will serve as the Company's President and/or Chief Executive Officer throughout the term of the agreement. The agreement establishes his base salary at $150,000, subject to annual adjustment upward at the discretion of the Compensation Committee, and provides that LanVision will pay Mr. Patsy a bonus of not less than $25,000.

     Mr. Lombardo's agreement extends through March 31, 2001 and provides that he will serve as the Company's Executive Vice President, or similar position, throughout the term of the agreement. The agreement establishes his base salary at $148,000, subject to annual adjustment upward at the discretion of the Compensation Committee, and provides that LanVision will pay Mr. Lombardo a bonus of not less than $25,000.

     Mr. Perazzo's agreement extends through March 31, 2001 and provides that he will serve as the Company's Chief Financial Officer throughout the term of the agreement. The agreement establishes his base salary at $120,000, subject to annual adjustment upward at the discretion of the Compensation Committee, and provides that LanVision will pay Mr. Perazzo an annual bonus of not less than $25,000. Mr. Perazzo now also serves as Chief Operating Officer.

     The employment agreements for each of Messrs. Patsy, Lombardo, and Perazzo further provide that in the event the employee is terminated by the Board without cause, the employee terminates the employment agreement due to a material reduction in his duties or compensation or the employment agreement is terminated within one year after a change in control, each of Messrs. Patsy and Lombardo is entitled to severance benefits equal to two and one-half times his then current annual salary and Mr. Perazzo is entitled to severance benefits equal to one times his then current annual salary and bonus. Such severance benefits shall be paid in a lump sum within three months after the termination date. The employment agreements for Messrs. Patsy, Lombardo, and Perazzo also provide that during the term of the agreement, and for a period of two years thereafter for Messrs. Patsy and Lombardo, and one year for Mr. Perazzo, the employee will not compete with the Company in the healthcare information systems industry, including serving as an employee, officer, director, consultant, stockholder, or general partner of any entity other than the Company. In addition, each of Messrs. Patsy, Lombardo, and Perazzo has agreed to assign to the Company all of his interest in any developments, discoveries, inventions, and certain other interests developed by him during the course of employment with the Company, and not to use or disclose any proprietary information of the Company at any time during or after the course of employment with the Company.

COMPENSATION COMMITTEE REPORT

     For fiscal year 1998, the Compensation Committee of the Board was at all times comprised entirely of non-employee directors. The Compensation Committee is charged with responsibility for reviewing the performance and establishing the compensation of the Company's executive officers on an annual basis. The Compensation Committee also administers the Company's 1996 Employee Stock Option Plan, the Company's 1996 Non-Employee Directors Stock Option Plan, and the Company's 1996 Stock Purchase Plan and is responsible for recommending grants of stock options under such plans, unless otherwise directed by the Board.

     The compensation plans provide, for each executive officer, an annual salary, a minimum bonus, discretionary bonuses, stock options (excluding Messrs. Patsy and Lombardo), and severance arrangements. The compensation plans for Mr. Patsy, the Company's Chief Executive Officer and President, and Mr. Lombardo, the Company's Executive Vice President, were the same for fiscal year 1998 as they were for fiscal years 1997 and 1996, except for the extension of the agreements outlined above. In addition, the compensation plan for the Company's other executive officer (Mr. Perazzo) was the same for fiscal year 1998 as it was for fiscal years 1997 and 1996, except for the extension of the agreement to March 31, 2001, and a change in his severance pay out provisions from 75% to 100% of his then current salary and bonus.

     The Compensation Committee believes that stock options can be an effective incentive to attract and retain executive officers and key employees of the Company and to encourage stock ownership by these persons so that they acquire or increase their proprietary interest in the success of the Company. The Compensation Committee has not granted any options to Messrs. Patsy or Lombardo in light of their existing substantial ownership in the Company. However, in fiscal year 1998, the Compensation Committee determined that a grant of 7,000 stock options to Mr. Perazzo under the 1996 Employee Stock Option Plan was appropriate in furtherance of the above objectives.

     The Compensation Committee met four times during fiscal year 1998. For fiscal year 1998, the Compensation Committee decided not to make any changes to executive officers compensation, and has stated that the current executive officer compensation shall continue as is into fiscal year 1999, until such time that it determines that the Company's performance warrants any changes.

                                          The Compensation Committee

                                          George E. Castrucci, Chairman
                                          Z. David Patterson

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The following non-employee directors serve on the Compensation Committee:
George E. Castrucci and Z. David Patterson. No member of the Compensation Committee is or was an officer or employee of the Company or the subsidiary of the Company. No director or executive officer of the Company serves on any board of directors or compensation committee that compensates any member of the Compensation Committee.

                            STOCK PERFORMANCE GRAPH

     The graph below compares the cumulative total stockholder return on Common Stock with the cumulative total return on the Nasdaq US Total Return Index and on the Nasdaq Computer and Data Processing Services Stock Index for the period commencing April 18, 1996 and ending January 31, 1999, assuming an investment of $100 and the reinvestment of any dividends.

     The comparison in the graph below is based upon historical data and is not indicative of, nor intended to forecast the future performance of Common Stock.

STOCK PERFORMANCE GRAPH

                                                        LANVISION                NASDAQ US TOTAL          NASDAQ COMPUTER & DPS
                                                        ---------                ---------------          ---------------------
April 18, 1996                                           100.00                      100.00                      100.00
January 31, 1997                                          54.81                      121.84                      122.31
January 31, 1998                                          35.58                      143.80                      148.12
January 31, 1999                                          20.96                      224.94                      298.89

                               APRIL 18, 1996(1)    JANUARY 31, 1997(2)    JANUARY 31, 1998(2)    JANUARY 31, 1999(2)
                               -----------------    -------------------    -------------------    -------------------
LanVision Systems, Inc.
  Common Stock...............       $100.00               $ 54.81                $ 35.58                $ 20.96
Nasdaq US Total Return
  Index......................       $100.00               $121.84                $143.80                $224.94
Nasdaq Computer and Data
  Processing Services Stock
  Index......................       $100.00               $122.31                $148.12                $298.89

---------------

(1) The Company's initial public offering commenced on April 18, 1996. For purposes of this presentation, the Company has assumed that its initial offering price of $13.00 per share would have been the closing price on April 17, 1996, the day prior to commencement of trading.

(2) Assumes that $100.00 was invested on April 18, 1996 in Common Stock at the offering price of $13.00 per share and at the closing sales price of each index on that date and that all dividends were reinvested. No dividends have been declared on Common Stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Pursuant to a stockholder agreement among the Company, Blue Chip Capital Fund Limited Partnership ("Blue Chip"), and Messrs. Patsy and Lombardo, executed in connection with Blue Chip's purchase of its equity interest in the Company, the Company is obligated to nominate for election, as a director, a person designated by Blue Chip as long as Blue Chip beneficially owns at least 8% of the outstanding Common Stock. Blue Chip currently owns 8.46% of the outstanding Common Stock. Blue Chip has designated Z. David Patterson as its nominee.

                            OTHER SECURITIES FILINGS

     The information contained in this Proxy Statement under the heading "Compensation Committee Report" and "Stock Performance Graph" are not, and should not be deemed to be, incorporated by reference into any filings of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 that purport to incorporate by reference other U.S. Securities and Exchange Commission filings made by the Company, in whole or in part, including this Proxy Statement.

               COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's officers and directors and persons who own more than 10% of Common Stock (collectively, "Reporting Persons") to file reports of ownership and changes in ownership with the SEC and NASDAQ. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received, the Company believes that with respect to the fiscal year ended January 31, 1999, all the Reporting Persons complied with all applicable filing requirements.

                              INDEPENDENT AUDITORS

     Ernst & Young LLP served as the independent auditors of the Company for the fiscal year ended January 31, 1999. At its meeting scheduled to follow the Annual Meeting, the Board expects to select Ernst & Young LLP as the Company's independent auditors for the fiscal year ending January 31, 2000. Representatives of Ernst & Young LLP will be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate stockholder questions.

                                 OTHER BUSINESS

     The Board does not presently intend to bring any other business before the Annual Meeting, and, so far as is known to the Board, no matters are to be brought before the Annual Meeting except as specified in the Notice of Annual Meeting. No stockholder has informed the Company of any intention to propose any other matter to be acted upon at the Annual Meeting. Accordingly, the persons named in the accompanying proxy are allowed to exercise their discretionary authority to vote upon any such proposal without the matter having been discussed in this proxy statement. As to any business that may properly come before the meeting, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

     Provided a quorum is duly constituted at the Annual Meeting, the affirmative vote by the holders of the majority of the shares of Common Stock present, in person or represented by proxy, at the Annual Meeting and entitled to vote on the matter is required to approve any other matter to be acted upon at the Annual Meeting. An abstention is counted as a vote "AGAINST" and a broker non-vote and a withheld vote are not counted for purposes of approving other matters to be acted upon at the Annual Meeting.

                           ANNUAL REPORT ON FORM 10-K

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED JANUARY 31, 1999, AS FILED WITH THE US SECURITIES AND EXCHANGE COMMISSION, WILL BE MAILED WITHOUT CHARGE TO STOCKHOLDERS UPON WRITTEN REQUEST. REQUESTS SHOULD BE ADDRESSED TO INVESTOR RELATIONS, LANVISION SYSTEMS, INC., ONE FINANCIAL WAY, SUITE 400, CINCINNATI, OHIO 45242-5859. THE FORM 10-K INCLUDES CERTAIN EXHIBITS. COPIES OF THE EXHIBITS WILL BE PROVIDED ONLY UPON RECEIPT OF PAYMENT COVERING THE COMPANY'S REASONABLE EXPENSES FOR SUCH COPIES. THE FORM 10-K MAY ALSO BE OBTAINED FROM THE COMPANY'S WEB SITE, HTTP://WWW.LANVISION.COM, ON THE "FINANCIAL" PAGE VIA "SEC EDGAR'S INFO ON LANVISION."

                 STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

     Stockholder proposals intended for inclusion in the Company's proxy statement and form of proxy relating to the Company's 2000 annual meeting of stockholders must be received by the Company not later than December 26, 1999. Such proposals should be sent to the Corporate Secretary, LanVision Systems, Inc., One Financial Way, Suite 400, Cincinnati, Ohio 45242-5859. The inclusion of any proposal will be subject to applicable rules of the U.S. Securities and Exchange Commission, including Rule 14a-8 of the Securities and Exchange Act of 1934. Any stockholder who intends to propose any other matter to be acted upon at the 2000 Annual Meeting of Stockholders must inform the Company no later than March 10, 2000. If notice is not provided by that date, the persons named in the Company's proxy for the 2000 annual meeting will be allowed to exercise their discretionary authority to vote upon any such proposal without the matter having been discussed in the proxy statement for the 2000 annual meeting.

ALL STOCKHOLDERS ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

THANK YOU FOR YOUR PROMPT ATTENTION TO THIS MATTER.

LANVISION SYSTEMS, INC.
ONE FINANCIAL WAY, SUITE 400                THIS PROXY IS SOLICITED ON BEHALF OF
CINCINNATI, OH  45242-5859                 THE BOARD OF DIRECTORS OF THE COMPANY

                                      PROXY

     The undersigned hereby appoints J. Brian Patsy and Eric S. Lombardo and each of them, attorneys-in-fact and proxies, with full power of substitution, to vote as designated below all shares of the Common Stock of LanVision Systems, Inc. that the undersigned would be entitled to vote if personally present at the annual meeting of stockholders to be held on May 26, 1999, at 9:30 a.m., and at any adjournment thereof.

1. ELECTION OF DIRECTORS: J. BRIAN PATSY, ERIC S. LOMBARDO, Z. DAVID PATTERSON, AND GEORGE E. CASTRUCCI.

     [ ]    FOR all nominees listed above (except as marked below)

     [ ]    WITHHOLD AUTHORITY to vote for all nominees

     (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the line below.)

--------------------------------------------------------------------------------

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

     This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR Proposal 1.

                            (continued on other side)







     The undersigned acknowledges having received from LanVision Systems, Inc., prior to the execution of this Proxy, a Notice of Annual Meeting, a Proxy Statement, and an Annual Report.

     Please sign exactly as your name appears below. When shares are held as joint tenants, each holder should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                         Dated:  _________________________, 1999


   [STOCKHOLDER NAME AND ADDRESS]        [STOCKHOLDER NAME AND NUMBER OF SHARES]



                                         ---------------------------------------
                                                     (Signature)


                                         ---------------------------------------
                                              (Signature if held jointly)

                                         Please mark, sign, date, and return the
                                         Proxy promptly using the enclosed
                                         envelope.

                                                   REVOCABLE PROXY